Exhibit 4.4

Execution Version

BINGEX LIMITED

TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

This TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (the “Agreement”) is made as of May 31, 2023 by and among BingEx Limited (the “Company”), the Persons listed on Part I-1 of Schedule 1 attached to this Agreement (each a “Series A Investor”, and collectively the “Series A Investors”), the Persons listed on Part I-2 of Schedule 1 attached to this Agreement (each a “Series B Investor”, and collectively the “Series B Investors”), the Persons listed on Part I-3 of Schedule 1 attached to this Agreement (each a “Series C Investor”, and collectively the “Series C Investors”), the Persons listed on Part I-4 of Schedule 1 attached to this Agreement (each a “Series C-1 Investor”, and collectively the “Series C-1 Investors”), the Person listed on Part I-5 of Schedule 1 attached to this Agreement (the “Series C-2 Investor”), the Persons listed on Part I-6 of Schedule 1 attached to this Agreement (each a “Series D-1 Investor”, and collectively the “Series D-1 Investors”), the Persons listed on Part I-7 of Schedule 1 attached to this Agreement (each a “Series D-2 Investor”, and collectively the “Series D-2 Investors”, together with Series A Investors, Series B Investors, Series C Investors, Series C-1 Investors, Series C-2 Investor, the “Investors”, and each an “Investor”), the Persons listed on Part II of Schedule 1 attached to this Agreement (each a “Founder” and collectively the “Founders”), the entities listed on Part III of Schedule 1 attached hereto (collectively, the “Founder Entities”, and each, a “Founder Entity”, together with the Founders, the “Key Holders”, and each, a “Key Holder”), the Persons and the entities listed on Part IV of Schedule 1 attached to this Agreement (each an “Angel”, and collectively the “Angels”), BingEx Global Limited (閃送有限公司) (the “HK Co”), Beijing Tong Cheng Bi Ying Technology Co., Ltd. (北京同城必应科技有限公司) (the “Domestic Company”), and Beijing Shan Song Technology Co., Ltd. (北京闪送科技有限公司) (the “WFOE”).

Each of the Company, the Investors, the Key Holders, the Angels, the HK Co, the Domestic Company and the WFOE shall be referred to individually as a “Party” and collectively as the “Parties”. This Agreement shall be effective as to all parties as of the date hereof.

RECITALS

WHEREAS, the Parties are parties to the NINTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT dated March 22, 2021 (the “Prior Shareholders’ Agreement”);

WHEREAS, the Parties to the Prior Shareholders’ Agreement have determined to amend and restate the Prior Shareholders’ Agreement and enter into this Agreement, which shall supersede and replace the Prior Shareholders’ Agreement in its entirety;

WHEREAS, each of the Parties hereby agrees that this Agreement shall govern certain shareholder rights and other matters as set forth in this Agreement;

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	DEFINITIONS.

For purposes of this Agreement, capitalized terms shall have the meanings set forth in Exhibit A attached hereto.

Tenth Amended and Restated Shareholders’ Agreement

2.	REGISTRATION RIGHTS.

The registrations rights of the Investors with respect to the Company and the rights and obligations of the parties with respect to registration of the Company’s Ordinary Shares are set forth on Exhibit B attached hereto. The rights set forth in Exhibit B shall terminate upon the earlier of: (i) the date of the completion of a Liquidation Event, (ii) as to any Holder, when all Registrable Securities held by such Holder (together with any Affiliate of such Holder with whom such Holder must aggregate its sales under SEC Rule 144) could be sold without restriction under SEC Rule 144(k) within a ninety (90) day period, and (iii) the date that is five (5) years following the consummation of the Qualified IPO of the Company.

3.	INFORMATION RIGHTS.

3.1	Delivery of Financial Statements.

The Company shall deliver to each of the Investors for so long as such Investor holds more than five percent (5%) of the outstanding Shares of the Company on a fully diluted basis

(a)

as soon as practicable, but in any event within ninety (90) days after the end of each financial year of the Company, (i) an annual consolidated balance sheet as of the last day of such year; (ii) a consolidated income statement for such year; and (iii) a consolidated statement of cash flows for such year, each of which prepared in accordance with its existing accounting principles (or such other accounting standard acceptable to the Board of Directors); and

(b)

notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of the registration effecting the IPO, to the extent required under the applicable rules of the jurisdiction in which the registration statement (or similar application for listing of the Ordinary Shares) is to be filed; provided that the Company is actively employing its reasonable best efforts to cause such registration statement to become effective.

3.2	Inspection.

For so long as an Investor holds more than five percent (5%) of the outstanding Shares of the Company on a fully diluted basis, the Company and any other Group Company shall permit such Investor, at such Investor’s expense, to visit and inspect the Company or any other Group Company’s properties, to examine its books of account and records and to discuss the Company or any other Group Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be reasonably requested by such Investor; provided, that, such Investor shall inform the Company ten (10) days prior to the inspection; provided, however, that the Company and any other Group Company shall not be obligated pursuant to this Section 3.2 to provide access to any information which the Board reasonably determines to be a trade secret or similar confidential information, or would adversely affect the attorney-client privilege between the Company or any other Group Company and its counsel.

Tenth Amended and Restated Shareholders’ Agreement

3.3	U.S. Tax Matters.

(a)

The Company shall upon the request of any U.S. Investor (a) determine, with respect to such taxable year whether the Company (or any of its Affiliates) is a passive foreign investment company (“PFIC”) as described in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) (including whether any exception to PFIC status may apply) or is or may be classified as a partnership or branch for U.S. federal income tax purposes, and (b) provide such information reasonably available to the Company as any U.S. Investor may reasonably request to permit such U.S. Investor to elect to treat the Company and/or any such entity (including a Subsidiary of the Company) as a “qualified electing fund” (within the meaning of Section 1295 of the Internal Revenue Code) (a “QEF Election”) for U.S. federal income tax purposes. The Company shall also, reasonably promptly upon request, obtain and provide any and all other information reasonably deemed necessary by the U.S. Investor to comply with the provisions of this Section 3.3(a). The Company shall, upon the request of any U.S. Investor, appoint an internationally reputable accounting firm acceptable to such U.S. Investor to prepare and submit its U.S. tax filings.

(b)

If a determination is made by the Company that the Company is a PFIC for a particular taxable year, then for such year and for each year thereafter, the Company shall also provide each known U.S. Investor within sixty (60) days upon the request of such U.S. Investor with a completed “PFIC Annual Information Statement” as required by Treasury Regulation Section 1.1295-1(g) and any other information reasonably required by a U.S. Investor to comply with any reporting or other requirements in connection with the QEF Election.

(c)

The Company shall promptly provide the U.S. Investor with written notice if it (or any of its Subsidiaries) becomes aware that it is a controlled foreign corporation as described in Section 957 of the Internal Revenue Code (“CFC”). The Company shall, upon the reasonable request of a U.S. Investor, furnish on a timely basis all information requested by such U.S. Investor to satisfy its U.S. federal income tax return filing requirements, if any, arising from its investment in the Company and relating to the Company or any Group Company’s classification as a CFC.

(d)

The Company, upon a reasonable request, will comply and will cause its Subsidiaries to comply with all record-keeping, reporting, and other requests reasonably necessary for the Company and its Subsidiaries to allow any U.S. Investor to comply with any applicable U.S. federal income tax Law. The Company, will also provide any known U.S. Investor with any information reasonably requested to allow such U.S. Investor to comply with any applicable U.S. federal income tax Law (including but not limited to information relating to the transfer of any equity interests of the Company (or any Subsidiary) and the issuance or redemption by the Company (or any Subsidiary) of any equity interests).

Tenth Amended and Restated Shareholders’ Agreement

(e)

The Company shall, if reasonably requested by a U.S. Investor, cooperate in determining whether it would be desirable, reasonable and appropriate for the Company and/or any Subsidiary to elect to be classified as a partnership or branch for U.S. federal income tax purposes and, if so, to take all reasonable steps to cause any such elections to be made, including by filing or by causing to be filed, Internal Revenue Service Form 8832 (or any successor form), and the Company shall not permit such election, once made, to be terminated or revoked without the written consent of the U.S. Investor; provided that the Company shall notify all U.S. Investor prior to the making of any such election.

(f)	The Company shall, and shall cause each Group Company to, timely and accurately file tax returns in each jurisdiction in which such returns are required to be filed.

3.4	Termination of Information and Inspection.

The covenants set forth in Section 3.1 and Section 3.2 shall terminate and be of no further force or effect (i) immediately after the date on which the Company is required to file reports pursuant to the Section 13 or 15(d) of the Exchange Act, or other securities law of another jurisdiction which requires disclosure of information comparable to the information required to be disclosed under the Exchange Act, (ii) immediately prior to the consummation of a Qualified IPO, or (iii) upon a Liquidation Event, whichever event shall first occur.

3.5	Confidentiality.

Each of the Investors, severally but not jointly, agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5 by such Investor), (ii) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information or (iii) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that such Investor may disclose confidential information (a) to its legal advisers, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (b) to any Affiliate, partner, member, shareholder or wholly owned Subsidiary of such Investor in the ordinary course of business, or (c) as may otherwise be required by law, provided that such Investor takes reasonable steps to minimize the extent of any such required disclosure, and provided that such Investor ensures that all such Persons named above to whom such Investor discloses confidential information are bound by the same provisions of this Section 3.5.

Tenth Amended and Restated Shareholders’ Agreement

4.	RIGHT OF FIRST OFFER.

4.1	Right of First Offer.

Subject to the terms and conditions specified in this Section 4.1, and applicable securities Laws, in the event the Company proposes to offer or sell any Additional Equity Securities, the Company shall first make an offering of such Additional Equity Securities (the “Offered Securities”) to the holders of the Preferred Shares in proportion to its shareholding of the Preferred Shares in the Company in accordance with the following provisions of this Section 4.1, provided that if the issuance of Additional Equity Securities is for the purpose of the next round financing of the Company, both the holders of the Ordinary Shares and the holders of the Preferred Shares shall have a right of first offer in proportion to their respective shareholding in the Company.

(a)

The Company shall deliver a notice, in accordance with Section 8.4 hereof (the “Offer Notice”) to the holders of the Preferred Shares (or if applicable, the holders of the Ordinary Shares and the Preferred Shares in the event that the holders of the Ordinary Shares are entitled to participate in the next round financing of the Company) stating (i) its bona fide intention to offer such Offered Securities, (ii) the number of such Offered Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Offered Securities.

(b)

By written notification received by the Company, within twenty (20) calendar days after mailing of the Offer Notice, each of the holders of the Preferred Shares may elect to purchase or obtain up to such number of the Offered Securities equal to the product obtained by multiplying (i) the total number of the Offered Securities by (ii) a fraction, the numerator of which is the number of Class A Ordinary Shares issued and held, or issuable upon conversion of the Preferred Shares then held by such holder of the Preferred Shares, and the denominator of which is the total number of Class A Ordinary Shares issued and held, or issuable upon conversion of the Preferred Shares then held by all the holders of the Preferred Shares (or if applicable, the total number of (x) the Ordinary Shares issued and then held by all the holders of the Ordinary Shares and (y) the Class A Ordinary Shares issuable upon conversion of the Preferred Shares then held by such holder of the Preferred Shares in the event that the holders of the Ordinary Shares are entitled to participate in the next round financing of the Company), at the price and on the terms specified in the Offer Notice. The Company shall promptly, in writing, inform the holders of the Preferred Shares who elect to purchase all the shares available to them (each, a “Fully-Exercising Holder”) of any other holders of the Preferred Shares’ failure to do likewise. During the ten (10) day-period commencing immediately after receipt of such information, each Fully-Exercising Holder shall be entitled to obtain that portion of the Additional Equity Securities for which any of the holders of the Preferred Shares were entitled to subscribe but which were not subscribed for by the holders of the Preferred Shares which is equal to the proportion that the number of Class A Ordinary Shares issued and held, or issuable upon conversion of the Preferred Shares then held by such Fully-Exercising Holder bears to the total number of Ordinary Shares issued and held, or issuable upon conversion of the Preferred Shares then held by all Fully-Exercising Holders who wish to purchase such unsubscribed Additional Equity Securities (or if applicable, the total number of (x) the Ordinary Shares issued and then held by all the holders of the Ordinary Shares who have elected to purchase all the shares available to them and wish to purchase such unsubscribed Additional Equity Securities and (y) the Class A Ordinary Shares issuable upon conversion of the Preferred Shares then held by such Fully-Exercising Holders who wish to purchase such unsubscribed Additional Equity Securities in the event that the holders of the Ordinary Shares are entitled to participate in the next round financing). The aforesaid allocation step shall be repeated until the earlier of (x) all the Offered Securities are allocated among all the holders of the Preferred Shares (or if applicable, all the holders of the Ordinary Shares and the Preferred Shares in the event that the holders of the Ordinary Shares are entitled to participate in the next round financing); and (y) each holder of the Preferred Shares (or if applicable, each holder of the Ordinary Shares and the Preferred Shares in the event that the holders of the Ordinary Shares are entitled to participate in the next round financing of the Company) has been allocated all the Offered Securities it has elected to purchase.

Tenth Amended and Restated Shareholders’ Agreement

(c)

If all Offered Securities referred to in the Offer Notice are not elected to be purchased or obtained as provided in Section 4.1(a) and Section 4.1(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 4.1(b) hereof, offer the remaining unsubscribed portion of such Offered Securities (collectively, the “Refused Securities”) to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the Offered Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Offered Securities shall not be offered unless first reoffered to the Investors in accordance with Section 4.1(a) and Section 4.1(b) again.

(d)	The right of first offer set forth in this Section 4.1 may not be assigned or transferred except that such right is assignable by an Investor to any Affiliate of such Investor.

4.2	Termination.

The provisions of this Section 4 shall terminate upon the earlier of: (a) the consummation of a Qualified IPO or (b) a Liquidation Event, as such term is defined in the Articles.

5.	BOARD COMPOSITION AND VOTING MATTERS.

5.1	Board Composition.

Each Shareholder agrees to vote all of his, her or its Shares in the Company (whether now owned or hereafter acquired or which the Shareholder may be empowered to vote), from time to time and at all times, in whatever manner shall be necessary to ensure that at each annual or extraordinary meeting of shareholders at which an election of directors is held or pursuant to any written consents of the shareholders, the following Persons shall be elected to the Board:

the holder(s) of a majority of the issued and outstanding Ordinary Shares shall be entitled to elect three (3) directors including the chairman of the Board of the Company (the “Ordinary Share Directors”).

Tenth Amended and Restated Shareholders’ Agreement

5.2	Size of the Board.

Each Shareholder agrees to vote all of its Shares from time to time, in whatever manner shall be necessary to ensure that the size of the Board shall not be less than three (3) Directors unless otherwise determined by the Shareholders in general meeting.

5.3	Removal of Board Members.

Each Shareholder also agrees to vote all of his, her or its Shares from time to time and at all times in whatever manner as shall be necessary to ensure that (i) no director elected pursuant to Section 5.1 of this Agreement may be removed from office unless (A) such removal is required or approved by the affirmative vote of the holder of fifty percent (50%) or more of the shares entitled under Section 5.1 to designate that director or (B) the Person(s) originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 5.1 is no longer so entitled to designate or approve such director or occupy such Board seat; and (ii) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 5.1 shall be filled pursuant to the provisions of Section 5.1. All Shareholders agree to execute any written consents required to effectuate the obligations of this Agreement, and the Company agrees at the request of any Shareholder entitled to designate directors to call a special meeting of shareholders for the purpose of electing directors.

5.4	Drag-Along Right.

In the event that at any time, the Super Majority Preferred Holders and the Super Majority Ordinary Holders (including the affirmative votes of Snoweagle-s Limited and Diamondbird-s Limited) approve either: (A) a single transaction or series of related transactions in which a Person, or a group of related Persons, acquires all or substantially all of the equity or assets or undertaking of the Company, or (B) a transaction that qualifies as a Liquidation Event, in each case of subsections (A) and (B) above with a valuation of the Company at no less than US$800,000,000 (any of such events described in subsections (A) and (B) is referred to in this Agreement as a “Sale of the Company”), then each Shareholder hereby agrees with respect to all Shares that he, she or it holds and any other Company securities over which he, she or it otherwise exercises dispositive power:

(a)

in the event the Sale of the Company requires the approval of shareholders, (a) if the matter is to be brought to a vote at a shareholder meeting, after receiving proper notice of any meeting of shareholders of the Company to vote on the approval of a Sale of the Company, to be present, in person or by proxy, as a holder of Shares, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings; and (b) to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of such Sale of the Company and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

Tenth Amended and Restated Shareholders’ Agreement

(b)

in the event that the Sale of the Company is to be effected by the sale of Shares held by another Shareholder (the “Selling Shareholder”) without the need for shareholder approval, to sell all shares of the Company beneficially held by such Shareholder (or in the event that the Selling Shareholder is selling fewer than all of its shares held in the Company, shares in the same proportion as the Selling Shareholder is selling) to the Person to whom the Selling Shareholder propose to sell its shares, for the same per-share consideration (on an as-converted basis) and on the same terms and conditions as the Selling Shareholder, except that the Shareholder will not be required to sell its shares unless the liability for indemnification, if any, of the Shareholder in such Sale of the Company is several, not joint, and is pro rata in accordance with the Shareholder’s relative share ownership of the Company, and will not exceed the consideration receivable by the Shareholder, if any, in such transaction (except in the case of potential liability for fraud or willful misconduct by the Shareholder);

(c)	to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Laws at any time with respect to such Sale of the Company;

(d)	to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company; and

(e)

not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any voting securities owned by such Party or Affiliate in a voting trust or subject any such voting securities to any arrangement or agreement with respect to the voting of such securities, unless specifically requested to do so by the acquiror in connection with a Sale of the Company.

For the avoidance of doubt, any proceeds derived from a Sale of the Company shall be distributed among the Shareholders who participate in such Sale of the Company in the same order and with the same preference as that applicable to a Liquidation Event as provided in the Articles.

5.5	Term.

The provisions of this Section 5 shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the consummation of a Qualified IPO.

6.	RIGHT OF FIRST REFUSAL, CO-SALE AND RESTRICTIONS ON TRANSFER.

6.1	Restrictions on Transfer.

(a)	Transfer of Shares.

Subject to Section 6.6, any proposed assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering, through one or a series of transactions, of any interest in any Shares now or hereafter owned or held by the Key Holders, Angels, and any other holders of Ordinary Shares, either directly or indirectly (in each case, a “Transfer”) shall be made in compliance with the terms of this Section 6. For the avoidance of doubt, any change in the equity interest of a Founder Entity, including without limitation as a result of (i) the issuance or redemption by such Founder Entity of any portion of its outstanding shares or equity, or (ii) a Transfer of such Founder Entity’s equity by its equity holder, shall constitute a “Proposed Transfer” for purposes of this Agreement. To avoid any doubt, Hike Capital, SIG, N5Capital, Wenjing Co. Ltd, Creative Linking Investments Limited and Axilight shall not be subject to any restrictions or obligations applied to other holders of Ordinary Shares set forth under this Section 6 to the extent it holds any Ordinary Share. Hike Capital, SIG, N5Capital, Wenjing Co., Ltd., Creative Linking Investments Limited and Axilight each shall have the equal right and freedom to other Investors with respect to the transfer of any Ordinary Share it holds, the exercise of Right of First Refusal and the exercise of Right of Co-Sale.

Tenth Amended and Restated Shareholders’ Agreement

(b)	Prohibition on Transfer of Ordinary Shares.

In addition to the restrictions set forth in Sections 6.2 and 6.3, each of the Founders and Founder Entities agrees and undertakes to the Investors that he/it will not sell, assign, pledge or otherwise transfer any Ordinary Shares of the Company or in any other way dilute any beneficial ownership, control, and discretion over any Ordinary Shares of the Company, either directly or indirectly through a holding company of such Founder, prior to a Qualified IPO without the prior written consents of the Investors. Notwithstanding the foregoing but subject to compliance by a prospective transferee with the requirements of Section 8.8(b), the restrictions on transfer set forth in this Section 6 shall not apply to:

(i)	a transfer in connection with a Sale of the Company as provided in Section 5.4;

(ii)

the proposed transfer by any of the Key Holders of Ordinary Shares, the total number of which, together with the number of Ordinary Shares having been transferred by the Key Holders, not exceeding 6,000,000 in aggregate; and

(ii)	an exempt transfer that meets the requirements set forth in Section 6.6.

6.2	Right of First Refusal.

(a)	Proposed Transfer Notice.

Each Key Holder, each Angel, or any other holder of Ordinary Shares (each a “Transferor”) and any Investor proposing to make a proposed transfer must deliver a notice (the “Proposed Transfer Notice”) to the Company not later than sixty (60) days prior to the consummation of such proposed transfer (the “Proposed Transfer”). Such Proposed Transfer Notice shall contain the material terms and conditions of the proposed transfer, number of Shares proposed to be transferred (only for the purpose of Company’s Right of First Refusal including any Preferred Shares to be transferred, the “Transfer Shares”) and the identity of the proposed transferee (the “Prospective Transferee”).

Tenth Amended and Restated Shareholders’ Agreement

(b)	Company’s Right of First Refusal

The Company shall have an option for a period of ten (10) Business Days following receipt of the Proposed Transfer Notice (the “Company Option Period”) to elect to purchase all or a portion of the Transfer Shares, at the same price and subject to the same terms and conditions as described in the Proposed Transfer Notice, exercisable by written notice to the Transferor and/or the Investor (as the case may be) (the “Company’s Right of First Refusal”), provided however that, if the Company decides to exercise the Company’s Right of First Refusal to purchase the Transfer Shares any Investor proposes to transfer, the Company shall be obliged to purchase all (but not less than all) of the Transfer Shares such Investor proposes to transfer within the Company Option Period.

(c)	Investor Right of First Refusal.

(i) If the Company does not timely elect to purchase all of the Transfer Shares pursuant to clause (b) above, then the Transferor shall deliver to the Investors (collectively, the “Non-Selling Investors” and each a “Non-Selling Investor”) written notice (the “Company Notice”) thereof within five (5) Business Days after the expiration of the Company Option Period (the “Investor Right of First Refusal”) to purchase up to such remaining number of the Transfer Shares equal to the product obtained by multiplying (i) the total number of the Transfer Shares by (ii) a fraction, the numerator of which is the number of Class A Ordinary Shares issued and held, or issuable upon conversion of the Preferred Shares then held by such Non-Selling Investor and the denominator of which is the total number of Class A Ordinary Shares issued and held, or issuable upon conversion of the Preferred Shares then held by all the Non-Selling Investor(s), at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

(ii) To exercise the Investor Right of First Refusal, a Non-Selling Investor must deliver a notice (an “Exercise Notice”) to the Transferor and the Company within twenty (20) days (the “Investor Notice Period”) after receipt of the Company Notice by giving an Exercise Notice to the Transferor. Such right shall at all times be exercised in accordance with the provisions of the Statute (as defined in the Articles) and any other applicable Laws. Failure by such Non-Selling Investor to give notice within the Investor Notice Period shall be deemed to constitute a decision by such Non-Selling Investor not to exercise the Investor Right of First Refusal.

(iii) In the event any Non-Selling Investor(s) fails to purchase all the Transfer Shares it is entitled to purchase under Section 6.2(c)(i), the remaining Transfer Shares (the “Overallotment Shares”) shall be allocated to the Non-Selling Investor(s) who have fully exercised their Investor Right of First Refusal to purchase all the Transfer Shares they are entitled to purchase under Section 6.2(c)(i) (the “Overallotment Participants”, and each, an “Overallotment Participant”). Within five (5) days following the expiration of the Investor Notice Period, the Transferor or the Company shall give each Overallotment Participant an additional notice that shall identify the number of Overallotment Shares (the “Additional Notice”). Each Overallotment Participant shall deliver a notice (the “Overallotment Exercise Notice”) to the Transferor and the Company within twenty (20) days after its receipt of such Additional Notice, to exercise its rights to purchase Overallotment Shares hereunder (the “Investor Overallotment Notice Period”). Each Overallotment Participant shall be entitled to purchase up to such number of the Overallotment Shares equal to the product obtained by multiplying (i) the total number of the Overallotment Shares by (ii) a fraction, the numerator of which is the number of Class A Ordinary Shares issued and held, or issuable upon conversion of the Preferred Shares then held by such Overallotment Participant and the denominator of which is the total number of Class A Ordinary Shares issued and held, or issuable upon conversion of the Preferred Shares then held by all the Overallotment Participant(s), at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

Tenth Amended and Restated Shareholders’ Agreement

(iv) The allocation steps as described in the foregoing of this Section 6.2(b) shall be repeated until the earlier of (x) all the Transfer Shares are allocated among the Non-Selling Investors; or (y) each Non-Selling Investor who is willing to exercise its Investor Right of First Refusal has been allocated all the Transfer Shares it elects to purchase.

(d)

Consideration; Closing. If the consideration proposed to be paid for the Transfer Shares is in property, services, or other non-cash consideration, the fair market value of the consideration shall be determined in good faith by the Board. If a Non-Selling Investor cannot for any reason pay for the Transfer Shares in the same form of non-cash consideration, such Non-Selling Investor may pay the cash value equivalent thereof, as determined by the Board. The closing of the purchase of the Transfer Shares by a Non-Selling Investor shall take place, and all payments from such Non-Selling Investor shall have been delivered to the Transferor, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Transfer and (ii) sixty (60) days after delivery of the Proposed Transfer Notice.

6.3	Right of Co-Sale.

(a)

If any Transfer Shares subject to a Proposed Transfer are not purchased pursuant to Section 6.2 above and thereafter are agreed to be bought by a Prospective Transferee (such Transfer Shares, the “Co-Sale Eligible Shares”), any Investor who has not exercised its rights under Section 6.2(c) (each a “Co-Sale Investor” and collectively, the “Co-Sale Investors”) may elect to exercise its right (a “Right of Co-Sale”) and participate on a pro-rata basis in the Proposed Transfer on the same terms and conditions specified in the Proposed Transfer Notice. The total number of Shares that each Co-Sale Investor who is willing to exercise its Right of Co-Sale may elect to sell under this Section 6.3 shall be equal to the product obtained by multiplying (i) the aggregate number of all the Co-Sale Eligible Shares, by (ii) a fraction, the numerator of which is the number of Class A Ordinary Shares issued and held, or issuable upon conversion of the Preferred Shares then held by such Co-Sale Investor and the denominator of which is the total number of (x) the Ordinary Shares issued and then held by the Transferor and (y) the Class A Ordinary Shares issued and held, or issuable upon conversion of the Preferred Shares then held by all the Co-Sale Investor(s) who are willing to exercise their Right of Co-Sale hereunder. To exercise its Right of Co-Sale, a Co-Sale Investor must give the Transferor and the Company written notice to that effect within fifteen (15) calendar days (the “Co-Sale Period”) after the expiration of the Investor Overallotment Notice Period as provided in Section 6.2(c), and upon giving such notice such Co-Sale Investor shall be deemed to have effectively exercised the Right of Co-Sale.

Tenth Amended and Restated Shareholders’ Agreement

(b)

The sale of the Co-Sale Eligible Shares and remaining Transfer Shares shall occur within twenty-five (25) calendar days from the beginning of the Co–Sale Period (the “Co-Sale Closing”). For the avoidance of doubt, the Right of Co–Sale shall not apply with respect to Transfer Shares sold or to be sold to any Non-Selling Investor under the Right of First Refusal in Section 6.2(c).

(c)

A Co-Sale Investor shall effect its participation in the Proposed Transfer by delivering to the Transferor, prior to the Co-Sale Closing, an executed instrument of transfer and one or more share certificates, to the Prospective Transferee, representing:

(i)	the number of Ordinary Shares that such Co-Sale Investor elects to include in the Proposed Transfer; or

(ii)

the number of the Preferred Shares that are at such time convertible into the number of Class A Ordinary Shares that such Co-Sale Investor elects to include in the Proposed Transfer; provided, however, that if the Prospective Transferee objects to the delivery of convertible Preferred Shares in lieu of Class A Ordinary Shares, such Co-Sale Investor shall first convert the Preferred Shares into Class A Ordinary Shares and deliver Class A Ordinary Shares as provided above. The Company agrees to make any such conversion concurrent with and contingent upon the actual transfer of such shares to the Prospective Transferee.

(d)

Each share certificate such Co-Sale Investor delivers to the Transferor pursuant to Section 6.3(c) above will be transferred to the Prospective Transferee against payment therefor and the register of member of the Company shall be updated in consummation of the sale of the Transfer Shares pursuant to the terms and conditions specified in the Proposed Transfer Notice and the purchase and sale agreement, and the Transferor shall remit to such Co-Sale Investor of the sale proceeds to which such Co-Sale Investor is entitled by reason of its participation in such sale. If any Prospective Transferee or Transferees refuse(s) to purchase securities subject to the Right of Co-Sale from any Co-Sale Investor exercising its Right of Co-Sale hereunder, no Transferor may sell any Transfer Shares to such Prospective Transferee or Transferees unless and until, simultaneously with such sale, such Transferor purchases all securities subject to the Right of Co-Sale from the Co-Sale Investor(s).

6.4	Proposed Transfer Compliance Period.

To the extent that there are any Transfer Shares not purchased by Company and/or the Investors after the Company and all the Investors have exercised (or fail to exercise or waive) Company’s Right of First Refusal and/or Investor Right of First Refusal under Section 6.2, and subject to the Right of Co-Sale of the Co-Sale Investor under Section 6.3, the Transferor shall have the right to sell the remaining Transfer Shares to the Prospective Transferee to consummate the Proposed Transfer; provided that, if any Proposed Transfer is not consummated within seventy-five (75) days after receipt of the Proposed Transfer Notice by the Company, the Transferor shall not thereafter sell any remaining Transfer Shares to any Prospective Transferee, without first complying with Section 6.2 and Section 6.3 hereof again. The exercise or election not to exercise any right by an Investor hereunder shall not adversely affect its right to participate in any other sales of Transfer Shares subject to this Section 6.

Tenth Amended and Restated Shareholders’ Agreement

6.5	Effect of Failure to Comply.

(a)

Any Proposed Transfer not made in compliance with the requirements of this Agreement and the other Transaction Documents (including without limitation this Section 6) shall be null and void ab initio, shall not be recorded on the books or register of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Shares not made in strict compliance with this Agreement).

(b)

If any Founder becomes obligated to sell any Shares to the Company under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, the Company may, at its option, in addition to all other remedies it may have, send to such Founder the purchase price for such Shares as is herein specified and cancel on its books or registers the certificate or certificates representing the Shares to be sold.

(c)

If any Founder purports to sell any Shares in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each of the Investors, in addition to such remedies as may be available by law, in equity or hereunder, is entitled to require such Transferor to purchase Shares from such Investor, as provided below, and such Transferor will be bound by the terms of such option. If a Transferor makes a Prohibited Transfer, each of the Investors upon timely exercise of its Right of Co-Sale under Section 6.3 may require such Transferor to purchase from such Investor the type and number of Shares that such Investor would have been entitled to sell to the Prospective Transferee under Section 6.3 had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Section 6.3. The sale will be made on the same terms and subject to the same conditions as would have applied had the Transferor not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Investors learn of the Prohibited Transfer, as opposed to the timeframe prescribed in Section 6.3.

6.6	Exempt Transfers.

Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 6 shall not apply: (i) to a repurchase of Shares from a Transferor by the Company, (ii) in the case of a Transferor that is a natural person, upon a transfer of Shares by such Transferor, either during his or her lifetime or on death by will or intestacy, to his or her Immediate Family Members, or any custodian or trustee for the account of a Transferor or a Transferor’s Immediate Family Members, (iii) to a transfer of Shares by the Angels to the Key Holders and, (iv) to any transfer of Preferred Shares by the Investors to their Affiliates so long as such Affiliates remain an Affiliate of such Investor and such Affiliate is not a Person listed in Exhibit D, (v) transfer of any Shares of the Company by a Transferor to employees as the incentive shares in accordance with the Share Plan or to the Company for the purpose of increasing the number of equity securities available for the issuance to employees under the Share Plan and (vi) the sale of any Shares to the public in a Qualified IPO or in connection with a Sale of the Company; provided, that in cases of above (ii), (iii) and (iv), (i) such transaction is effected in compliance with all applicable filings or registrations required by SAFE under the Circular 37, and (ii) each such transferee, prior to the completion of such transfer, shall have executed and delivered an Assumption Agreement substantially in the form attached hereto as Exhibit C assuming the obligations of such transferor under this Agreement as, if applicable, a Founder, a Founder Entity, or an Angel, with respect to the transferred Shares.

Tenth Amended and Restated Shareholders’ Agreement

If the Company waives or fails to exercise the Company’s Right of First Refusal in accordance with Section 6.2(b) of this Agreement with respect to a Proposed Transfer by an Investor, such Investor shall be entitled to transfer its Transfer Shares in accordance with this Section 6.6 without further subject to the Non-Selling Investors’ Investor Right of First Refusal. For the avoidance of doubt, each Investor may freely transfer any Shares (including the Class A Ordinary Shares that Hike Capital, SIG, N5Capital, Wenjing Co., Ltd., Creative Linking Investments Limited and Axilight each holds) now or hereafter owned or held by it subject to the Company’s Right of First Refusal set forth in Sections 6.2; provided that (i) such transfer is effected in compliance with all applicable Laws, (ii) the transferee shall execute and deliver an Assumption Agreement substantially in the form attached hereto as Exhibit C as an “Investor” (if not already a Party hereto), and if applicable, a Series A Investor or a Series B Investor or a Series C Investor or a Series C-1 Investor or a Series C-2 Investor or a Series D-1 Investor or a Series D-2 Investor upon and after such transfer, and (iii) in case the proposed transferee is one of the Persons listed in Exhibit D, such Investor shall notify the Board of Directors of such transfer and assignment in writing, and such transfer and assignment shall not be effectuated unless (x) such transfer and assignment is approved by the Board of Directors in advance or (y) the Board of Directors does not disapprove such transfer and assignment by written resolution within twenty-five (25) days after receipt of the written notice from such Investor served pursuant to this Section 6.6. The places in No. 19 and 20 of Exhibit D as of the date hereof are reserved, and each of such reserved places may be added with a new entity whose business directly competes with the Business of the Group Companies by the Company at any time after the execution of this Agreement by serving a written notice to the Investors; and furthermore, the Company may, by serving a written notice to the Investors no more than one (1) time in any consecutive three (3) month period after the date hereof, replace any entity listed on Exhibit D with any other entity, provided that the business conducted by such other entity shall directly competes with the Business of the Group Companies. Notwithstanding the foregoing, if any Investor proposes to transfer any Shares to any other Person(s) that conducts the business competitive with the primary business of the Group Companies but not listed on Exhibit D, (i) the Company shall not add the foregoing Person(s) into Exhibit D as a result of which such Investors fails to consummate the share transfer with the foregoing Person(s); (ii) the Company or any of its designated Persons has a right of first refusal to purchase such Shares, provided that, in case of designation of Persons, the Company shall be jointly and severally liable with such designated Persons in connection for due and punctual payment by such designated Persons of the consideration of the Shares to be transferred, provided further that, if the Company or any of its designated Persons decides to exercise its rights of first refusal, the Company or such designated Person shall be obliged to purchase all (but not less than all) of the Shares such Investor proposes to transfer. The procedures set forth in Section 6.2 shall apply to the foregoing exercise of right of first refusal mutatis mutandis, except that (i) the Proposed Transfer Notice must be delivered to the Company no later than twenty-five (25) days prior to the Proposed Transfer instead of sixty (60) days as required under Section 6.2; and (ii) the Exercise Notice must be delivered by the Company to the concerned Investor within fifteen (15) days after receipt of the Proposed Transfer Notice instead of twenty (20) days as required under Section 6.2. The Company and the other shareholders of the Company shall execute and deliver all related documentation and take such other action in support of such transfer as shall reasonably be requested by such transferring Investor, including but not limited to update by the Company of its register of members upon the consummation of any such permitted transfer.

Tenth Amended and Restated Shareholders’ Agreement

6.7	Term.

The provisions of this Section 6 shall terminate upon the consummation of the Company’s first Qualified IPO or a Sale of the Company.

7.	ADDITIONAL COVENANTS.

7.1	Share Incentive Plan.

The Company shall maintain a share incentive option plan (the “Share Plan”), under which the Company may reserve, not more than 8,000,000 (as adjusted for any share split, share dividends, combinations, recapitalizations or similar transactions) Class A Ordinary Shares for issuance to officers, directors, employees and consultants of the Company.

The Founders shall have rights to grant options to purchase up to 1,000,000 Class A Ordinary Shares under the Share Plan without the approval of the Board of Directors, and file such option grants decided by the Founders with the Board of the Directors for record. The grant of options to purchase Class A Ordinary Shares under the Share Plan, where the number of such Class A Ordinary Shares, together with the total number of Class A Ordinary Shares having been granted under the options according to the Share Plan, is in excess of 1,000,000 Class A Ordinary Shares under the Share Plan, shall be approved by the Board of the Directors. If the options are to be granted to any Founder or any of his Affiliates or Associate, such grant shall be approved by the Board of Directors.

Unless approved by the Board, all officers, directors, employees and consultants of the Company who shall purchase, or receive options to purchase, shares of the Company under the Share Plan shall be required to execute an option agreement providing for (i) vesting of shares over not less than a four-year period with the first twenty five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal annual installments over the following thirty-six (36) months, and (ii) a one-hundred eighty (180) day lockup period in connection with the Company’s initial public offering. The Company shall retain a “right of first refusal” on employee transfers until the Company’s initial public offering and the right to repurchase unvested shares at cost.

Tenth Amended and Restated Shareholders’ Agreement

7.2	Protective Provisions.

(a)

Acts Requiring Approval by Holders of Preferred Shares. In addition to any other vote or consent required elsewhere in the Articles or by any applicable Laws, so long as any Preferred Shares are outstanding, the Company and the other Group Companies shall not, without the prior affirmative votes or written consents of the Majority Preferred Holders, directly or indirectly take any of the following actions (whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment to the Articles, merger, consolidation or otherwise), provided that where any such action requires a Special Resolution of the Shareholders in accordance with the Articles or any other applicable Laws and if the Shareholders vote in favour of such act but the approval of the Majority Preferred Holders has not yet been obtained, the holders of the Preferred Shares who vote against such act at a meeting of the Shareholders in aggregate shall have the voting rights equal to the aggregate voting power of all the Shareholders who voted in favour of such act plus one (1):

(i)

amend the rights and privileges with respect to the Preferred Shares under the Articles, other constitutional documents or any other Transaction Documents; notwithstanding the foregoing and for the avoidance of doubt, any such amendment, modification or waiver with respect to the variation of rights attached to one or more specific classes or series of Preferred Shares shall only require the written consents of the holders of more than fifty percent (50%) of the issued and outstanding Shares of such affected classes or series, in addition to Shareholders’ approval at the Shareholders’ meetings (if applicable);

(ii)

issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants, except for (i) the repurchase of any Shares pursuant to the Share Plan, and (ii) any issue of shares by the Company already agreed and consented to by the Shareholders under this Agreement;

(iii)

pass any resolution for any liquidation, dissolution, winding up or Liquidation Event of the Company or undertake any merger, reconstruction, liquidation exercise or Liquidation Event concerning the Company or apply for the appointment of a receiver, manager or judicial manager or like officer;

(iv)

approve initiation of the public offering process of the Company, including selection of stock exchange for, or approval of the timing, terms and conditions, and valuation of the initial public offering;

(v)	declare or pay any dividend or other distribution on any class of shares or approve the dividend policy of the Company; or

Tenth Amended and Restated Shareholders’ Agreement

(vi)	change the right to appoint board members by holders of Shares of certain classes or series.

(b)	For the purpose of this Section 7.2, the term “Company” means, in each case, the Group Companies and any one of them, where applicable.

7.3	Meetings of the Board.

Unless otherwise determined by the affirmative votes of a majority of the directors then in office, the Board shall meet at least quarterly in accordance with an agreed upon schedule.

7.4	Non-Competition.

Each Founder hereby undertakes to the Investors that he shall not, without the prior written consents of the Investors, engage or invest in any business directly competes with the Business of the Group Companies.

7.5	Termination of Covenants.

The covenants set forth in this Section 7 shall terminate and be of no further force or effect upon the consummation of a Qualified IPO or a Sale of the Company.

7.6	Voting Arrangement

All Investors and parties hereto agree that:

(a)

the Company’s Ordinary Shares shall be divided in Class A Ordinary Shares and Class B Ordinary Shares. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company;

(b)

each Class B Ordinary Share shall entitle the holder thereof to ten (10) votes on all matters subject to vote at general meetings of the Company. The Shares currently held by Snoweagle-s Limited and Diamondbird-s Limited, which are beneficially owned by Mr. Xue Peng, shall be Class B Ordinary Shares, and any number of Class B Ordinary Shares held by a holder thereof will be automatically and immediately converted into an equal number of Class A Ordinary Shares upon the occurrence of any of the following:

(i)

any direct or indirect sale, transfer, assignment or disposition of such number of Class B Ordinary Shares by the holder thereof or the direct or indirect transfer or assignment of the voting power attached to such number of Class B Ordinary Shares through voting proxy or otherwise to any person that is not an Affiliate of such holder;

for the avoidance of doubt, the creation of any pledge, charge, encumbrance or other third party right of whatever description on any of Class B Ordinary Shares to secure contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition under this clause (i) unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in a third party that is not an Affiliate of such holder holding directly or indirectly beneficial ownership or voting power through voting proxy or otherwise to the related Class B Ordinary Shares, in which case all the related Class B Ordinary Shares shall be automatically converted into the same number of Class A Ordinary Shares; or

Tenth Amended and Restated Shareholders’ Agreement

(ii)

any direct or indirect sale, transfer, assignment or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment or disposition of all or substantially all of the assets of, a holder of Class B Ordinary Shares that is an entity to any person that is not an Affiliate of such holder;

for the avoidance of doubt, the creation of any pledge, charge, encumbrance or other third party right of whatever description on the issued and outstanding voting securities or the assets of a holder of Class B Ordinary Shares that is an entity to secure contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition under this clause (ii) unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in a third party that is not an Affiliate of such holder holding directly or indirectly beneficial ownership or voting power through voting proxy or otherwise to the related issued and outstanding voting securities or the assets; and

(c)

the holder of any Preferred Share shall be entitled to such number of votes equal to the aggregate number of Class A Ordinary Shares into which such holder’s collective Preferred Share are convertible on the record date for determination of the Shareholders entitled to vote on such matters, or, if no such record date is established, on the date such vote is taken or any written consent of Shareholders is solicited. All Preferred Shares held by the Investors shall be convertible only to Class A Ordinary Shares immediately prior to the completion of initial public offering

By executing and delivering this Agreement, each of the Investors and parties hereto expressly waives any right of participation, pre-emptive right, rights of first offer or other similar rights to purchase any portion of the Class B Ordinary Shares issued or to be issued by the Company to the Founders or Founder Entities, or other rights of consent, veto or entitlement whether arising at contract or in law, and waives any applicable notice periods that it may be entitled to with respect to such issuance, whether such rights or notice periods are provided for under any contract to which that such shareholder is a party or under the then-effective memorandum and articles of association of the Company.

8.	MISCELLANEOUS.

8.1	Governing Law.

This Agreement shall be governed by and construed in accordance with the Laws of Hong Kong without regard to the principles of conflicts of law.

Tenth Amended and Restated Shareholders’ Agreement

8.2	Counterparts.

This Agreement may be executed and delivered by facsimile or other electronic format and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.3	Headings and Subheadings.

The headings and subheadings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.4	Notices.

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address, or to such email address, facsimile number or address as set forth on Schedule 2 hereto or as subsequently modified by written notice given in accordance with this Section 8.4.

8.5	Amendments and Waivers.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consents of (i) the Company, (ii) the Majority Ordinary Holders, and (iii) the Majority Preferred Holders.

8.6	Severability.

The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.7	Entire Agreement.

This Agreement (including the Exhibits and Schedules hereto, if any) constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between any of the Parties (including but not limited to the Prior Shareholders’ Agreement and any other agreements between or among any of the Parties in connection with the preferences, rights or privileges of any Shares or any Shareholders) are expressly canceled and shall automatically terminate upon the date of this Agreement.

8.8	Transfers, Successors and Assigns.

(a)	The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.

Tenth Amended and Restated Shareholders’ Agreement

(b)

Each transferee or assignee of the Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Assumption Agreement substantially in the form attached hereto as Exhibit C. Upon the execution and delivery of an Assumption Agreement by any transferee, such transferee shall be deemed to be a Party hereto as if such transferee’s signature appeared on the signature pages of this Agreement. By execution of this Agreement or of any Assumption Agreement, each of the Parties appoints the Company as its attorney in fact for the purpose of executing any Assumption Agreement that may be required to be delivered under the terms of this Agreement. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 8.8.

(c)

Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective executors, administrators, heirs, successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.9	Dispute Resolution.

(a)

Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one Party hereto has delivered to the other Parties involved a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the other Parties.

(b)

The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”). There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one (1) arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice Law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.

(c)

The arbitration proceedings shall be conducted in Chinese. The arbitration tribunal shall apply the Arbitration Rules of the HKIAC in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 8.9, including the provisions concerning the appointment of arbitrators, the provisions of this Section 8.9 shall prevail.

Tenth Amended and Restated Shareholders’ Agreement

(d)	The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of Hong Kong and shall not apply any other substantive Laws.

(e)

Each Party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the Party receiving the request.

(f)	The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.

(g)	Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

8.10	Delays or Omissions.

No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.11	Conflict with Articles of Association.

In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Company’s Articles or other constitutional documents, the terms of this Agreement shall prevail as between the shareholders of the Company only. The Investors and the Founders shall, notwithstanding the conflict or inconsistency, act so as to effect the intent of this Agreement to the greatest extent possible under the circumstances and shall promptly amend the conflicting constitutional documents to conform to this Agreement to the greatest extent possible.

8.12	Shareholders Cooperation with the CAC and CSRC.

Each Shareholder recognizes that, in connection with a proposed IPO, the Company may propose to, at appropriate time, apply and file for the cybersecurity review with the CAC and make the required filing with the CSRC.

Tenth Amended and Restated Shareholders’ Agreement

Each Shareholders, severally but not jointly, agrees and undertakes to:

(a)

use its commercially reasonable efforts to cooperate with all the disclosure requirements of the CAC and CSRC, including endeavoring to provide detailed information on its shareholding/ownership structure to illustrate the ultimate investors or holders to the CAC and/or CSRC to the extent legally permissible and not resulting in any breach of confidential obligation of such Shareholder; and

(b)

if it is determined based on advice of the Company’s PRC counsel that, in connection with the IPO, the Company is obligated to comply with certain Laws promulgated by the CSRC, each Shareholder shall and shall cause its applicable Affiliates to reasonably cooperate with the Company to further the Company’s IPO process, including taking commercially reasonable steps as may be necessary to ensure, in light of applicable Laws promulgated by the CSRC, that the identity or status of the Shareholder’s direct or indirect investors that may be in violation of applicable rules promulgated by the CSRC would not prevent or impede the Company’s IPO process, provided that no Shareholder shall be deemed to be in direct breach of this provision if its direct or indirect investors are not cooperating with such steps or measures.

The Company acknowledges and understands that each Shareholder may be under certain confidential obligations and may not be able to provide documents and information that is not under such Shareholder’s control. This Section 8.12 shall in no event cause any Shareholder to breach any legally binding obligations.

[Remainder of Page Intentionally Left Blank]

Tenth Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first above written.

COMPANY:	BINGEX LIMITED

	By:	/s/ Xue Peng
Name: Xue Peng (薛鹏)
Title: Director

HK CO:	BINGEX GLOBAL LIMITED
（閃送有限公司)

	By:	/s/ Xue Peng
Name: Xue Peng (薛鹏)
Title: Director

WFOE:	BEIJING SHAN SONG TECHNOLOGY CO., LTD.
(北京闪送科技有限公司)

	By:	/s/ Liu Chao
Name: Liu Chao (刘超)
Title: Legal Representative
Affix Seal:

DOMESTIC COMPANY:	BEIJING TONG CHENG BI YING TECHNOLOGY CO., LTD.
(北京同城必应科技有限公司)

	By:	/s/ Liu Chao
Name: Liu Chao (刘超)
Title: Legal Representative
Affix Seal:

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

KEY HOLDERS:	SNOWEAGLE-S LIMITED

	By:	/s/ Xue Peng
Name: Xue Peng (薛鹏)
Title: Director

DIAMONDBIRD-S LIMITED

	By:	/s/ Xue Peng
Name: Xue Peng (薛鹏)
Title: Director

	By:	/s/ Xue Peng
Name: Xue Peng (薛鹏)

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

KEY HOLDERS:	Y&X CHANGAN LIMITED

	By:	/s/ Yu Hongjian
Name: Yu Hongjian (于红建)
Title: Director

	By:	/s/ Yu Hongjian
Name: Yu Hongjian (于红建)

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

ANGEL:	PANGEA ULTIMA LIMITED

	By:	/s/ Sun Jingchuan
Name: Sun Jingchuan
Title: Director

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

ANGEL:	HALFMOON PAVILION BEINGEX LIMITED

	By:	/s/ Ru Haibo
Name: Ru Haibo
Title: Director

ANGEL:	BLACK OPAL BEINGEX LIMITED

	By:	/s/ Ru Haibo
Name: Ru Haibo
Title: Director

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

ANGEL:	LIGHTHOUSE VENTURE INTERNATIONAL, INC.

	By:	/s/ CUI jing
Name: CUI Jing
Title: Director/Authorized Signatory

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

ANGEL:	WENJING CO., LTD
SERIES D-2 INVESTOR:

	By:	/s/ Authorized Signatory
Name:
Title: Director/Authorized Signatory

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

ANGEL:	AXILIGHT AA6_LH1 INTERNATIONAL L.P

By: Lighthousecap International INC.
Its General Partner

	By:	/s/ Xing Ji
Name: Xing Ji
Title: Director/Authorized Signatory

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

SERIES A INVESTOR:	CDH Venture Capital III Limited

	By:	/s/ William HSU
Name: William HSU
Title: Director/Authorized Signatory

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

SERIES B INVESTOR:	JD Sidley Limited

	By	/s/ Du Hong Xia
Name: Du Hong Xia
Title: Director/Authorized Signatory

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

ANGEL:	Hike Flash L.P.
SERIES B INVESTOR:

By: Hike Capital II Inc
Its General Partner

	By:	/s/ XU Shi
Name: XU Shi
Title: Authorized Signatory

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

ANGEL:	TIANTU CHINA CONSUMER FUND I, L.P.

By: Tiantu GP I Limited
Its General Partner

	By:	/s/ WANG Xinting
Name: WANG Xinting
Title: Director/Authorized Signatory

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

ANGEL:	Creative Linking Investments Limited
SERIES C INVESTOR:

	By	/s/ CHEN Wenjiang
Name: CHEN Wenjiang
Title: Director

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

SERIES C INVESTOR:	Prometheus Capital Fund I, L.P.

	By	/s/ YANG Tao
Name: YANG Tao
Title: Director/Authorized Signatory

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

SERIES C INVESTOR,	Prometheus Capital (International) Co, Ltd
SERIES C-1 INVESTOR:

	By	/s/ WANG Sicong
Name: WANG Sicong
Title: Director/Authorized Signatory

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

ANGEL, SERIES A INVESTOR, SERIES B INVESTOR, SERIES C INVESTOR, SERIES D-1 INVESTOR, SERIES D-2 INVESTOR:	SIG CHINA INVESTMENTS MASTER FUND IV, LLLP By: SIG Asia Investment, LLLP, Its Authorized Agent By: Heights Capital Management, INC., Its Authorized Agent
	By:	/s/ Michael Spolan
Name: Michael Spolan
Title: General Counsel

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

SERIES C-1 INVESTOR,	Shunwei Growth III Limited
SERIES D-1 INVESTOR:

	By	/s/ Tuck Lye Koh
Name: Tuck Lye Koh (许达来)
Title: Director

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

SERIES C-1 INVESTOR,	LH Flash L.P.
SERIES D-1 INVESTOR:

By: Long Hills GP III Ltd. , its General Partner

/s/ CHANG Dingmin
Name: CHANG Dingmin
Title: Director

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

SERIES C-1 INVESTOR,	Hearst Ventures, Inc.
SERIES D-1 INVESTOR:

	By	/s/ Kenneth A. Bronfin
Name: Kenneth A. Bronfin
Title: Director/Authorized Signatory

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

SERIES C-2 INVESTOR:	WestSummit Global Technology Fund, L.P.

	By:	/s/ Raymond Yang
Name: Raymond Yang
Title: Managing Partner

For and on behalf of WestSummit Global Technology Fund, L.P.

By WestSummit Global Technology GP, Ltd., its General Partner

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

SERIES A INVESTOR	SandBch2 LLC:
SERIES D-1 INVESTOR:

	By:	/s/ ZHANG Huanmei
Name: ZHANG Huanmei
Title: Executive Director of Investments

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

ANGEL, SERIES A INVESTOR, SERIES B INVESTOR, SERIES C INVESTOR, SERIES D-1 INVESTOR:	N5Capital Fund II, L.P. By: N5Capital GP II, LLC, its General Partner
/s/ JIANG Yiwei
Name: JIANG Yiwei
Title: Authorized Signatory

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

SERIES D-1 INVESTOR:	Oceanpine Capital Inc.

	By:	/s/ YANG Jiayu
Name: YANG Jiayu
Title: Authorized Signatory

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

SERIES D-1 INVESTOR:	Lighthouse International Growth Fund L.P.

By: Lighthousecap International INC., its General Partner

/s/ ZHENG Xuanle
Name: ZHENG Xuanle (郑烜乐)
Title: Chief Executive Officer

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

SERIES D-1 INVESTOR:	Vstar SWHY Investment Fund Limited Partnership

	By:	/s/ Zhuo Fumin
Name: Zhuo Fumin
Title: Director/ Authorized Signatory

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

SERIES D-2 INVESTOR:	Alpha Flash Investment, LLC

/s/ Lei Li
Name: Lei Li
Title: Chief Executive Officer

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

SERIES D-2 INVESTOR:	Alpha Square Group Crossover Fund, LLC

/s/ Lei Li
Name: Lei Li
Title: Chief Executive Officer

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

SERIES D-2 INVESTOR:	Qianshan Logistics III L.P.

By:
Its General Partner

	By:	/s/ WANG Cheng
Name: WANG Cheng
Title: Director/Authorized Signatory

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

SERIES D-2 INVESTOR:	Merry Sunny Limited

/s/ Liu Jiandun
Name: Liu Jiandun
Title: Director

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

SERIES D-2 INVESTOR:	Tiantu China Consumer Fund II, L.P.

By:
Its General Partner

/s/ Jiang Xia
Name: Jiang Xia
Title: Director

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

SERIES D-2 INVESTOR:	OCEANPINE INVESTMENT FUND II LP

By:
Its General Partner

/s/ Authorized Signatory
Name:
Title:

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

SERIES D-2 INVESTOR:	NEW DAY CORPORATE LIMITED

/s/ Authorized Signatory
Name:
Title:

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

SERIES D-2 INVESTOR:	Paradox China L.P.

By:
Its General Partner

/s/ Authorized Signatory
Name:
Title:

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

SERIES D-2 INVESTOR:	Golden Sound Limited

/s/ Koh Tuck Lye
Name: Koh Tuck Lye
Title: Director

SIGNATURE PAGES TO THE TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Shareholders’ Agreement as of the date first written above.

SERIES D-2 INVESTOR:	Astrend Opportunity III Alpha Limited

/s/ Koh Tuck Lye
Name: Koh Tuck Lye
Title: Director

SCHEDULE 1

SCHEDULE 1

Part I: List of the Investors

Part I-1: Series A Investors

NO.	Name of the Investors

1.	CDH Venture Capital III Limited

2.	N5Capital Fund II, L.P. (“N5Capital”), with respect to the Series A Preferred Shares it holds

3.	SandBch2 LLC, with respect to the Series A Preferred Shares it holds

4.	SIG China Investments Master Fund IV, LLLP (the “SIG”), with respect to the Series A Preferred Shares it holds

Part I-2：Series B Investors

NO.	Name of the Investors

1.	JD Sidley Limited

2.	Hike Flash L.P. (“Hike Capital”), with respect to the Series B Preferred Shares it holds

3.	N5Capital, with respect to the Series B Preferred Shares it holds

4.	SIG, with respect to the Series B Preferred Shares it holds

Part I-3：Series C Investors

NO.	Name of the Investors

1.	Creative Linking Investments Limited, with respect to the Series C Preferred Shares it holds

2.	Prometheus Capital (International) Co, Ltd (“Pusi”)

3.	Prometheus Capital Fund I, L.P. (“Pusi Fund”)

4.	SIG, with respect to the Series C Preferred Shares it holds

5.	N5Capital, with respect to the Series C Preferred Shares it holds

Part I-4：Series C-1 Investors

NO.	Name of the Investors

1.	Shunwei Growth III Limited (“Shunwei”), with respect to the Series C-1 Preferred Shares it holds

2.	LH Flash L.P. (“BHG”), with respect to the Series C-1 Preferred Shares it holds

3.	Hearst Ventures, Inc (“Hearst”), with respect to the Series C-1 Preferred Shares it holds

4.	Pusi, with respect to the Series C-1 Preferred Shares it holds

Part I-5：Series C-2 Investor

NO.	Name of the Investor

1.	WestSummit Global Technology Fund, L.P. (“WestSummit”)

SCHEDULE 1

Part I-6：Series D-1 Investors

NO.	Name of the Investors

1.	Shunwei, with respect to the Series D-1 Preferred Shares it holds

2.	BHG, with respect to the Series D-1 Preferred Shares it holds

3.	SIG, with respect to the Series D-1 Preferred Shares it holds

4.	SandBch2 LLC, with respect to the Series D-1 Preferred Shares it holds

5.	N5Capital, with respect to the Series D-1 Preferred Shares it holds

6.	Hearst, with respect to the Series D-1 Preferred Shares it holds

7.	Oceanpine Capital Inc.

8.	Lighthouse International Growth Fund L.P., with respect to the Series D-1 Preferred Shares it holds

9.	Vstar SWHY Investment Fund Limited Partnership

Part I-7：Series D-2 Investors

NO.	Name of the Investors

1.	Alpha Flash Investment, LLC

2.	Alpha Square Group Crossover Fund, LLC

3.	Qianshan Logistics III L.P.

4.	Merry Sunny Limited

5.	NEW DAY CORPORATE LIMITED

6.	SIG China Investments Master Fund IV, LLLP

7.	Tiantu China Consumer Fund II, L.P.

8.	OCEANPINE INVESTMENT FUND II LP

9.	Paradox China L.P.

10.	Wenjing Co.,Ltd

11.	Golden Sound Limited

12.	Astrend Opportunity III Alpha Limited

Part II: FOUNDERS

1.	Xue Peng (薛鹏), a PRC citizen with PRC ID number ****************;

2.	Yu Hongjian (于红建), a PRC citizen with PRC ID number ****************.

Part III: FOUNDER ENTITIES

1.	Snoweagle-s Limited, a company incorporated under the Laws of British Virgin Islands, which is beneficially owned by Xue Peng;

2.	Diamondbird-s Limited, a company incorporated under the Laws of British Virgin Islands, which is beneficially owned by Xue Peng and

3.	Y&X Changan Limited, a company incorporated under the Laws of British Virgin Islands, which is wholly owned by Yu Hongjian.

Part IV: ANGELS

1.	Pangea Ultima Limited, a company incorporated under the Laws of British Virgin Islands, which is wholly owned by Sun Jingchuan;

2.	Creative Linking Investments Limited, a company incorporated under the Laws of the British Virgin Islands, with respect to the Class A Ordinary Shares it holds;

SCHEDULE 1

3.	Halfmoon Pavilion BeingEx Limited and Black Opal BeingEx Limited, each a company incorporated under the Laws of British Virgin Islands, which are wholly owned by Ru Haibo;

4.	Lighthouse Venture International, Inc., a company incorporated under the Laws of the British Virgin Islands;

5.	Tiantu, a limited partnership under the Laws of Cayman Islands;

6.	Hike Capital, a limited partnership incorporated under the Laws of Cayman Islands, with respect to the Class A Ordinary Shares it holds;

7.	SIG, a limited partnership under the Laws of Delaware, USA, with respect to the Class A Ordinary Shares it holds;

8.	N5Capital, an exempted limited partnership under the Laws of Cayman Islands, with respect to the Class A Ordinary Shares it holds;

9.	Wenjing Co., Ltd., a BVI business company incorporated under the Laws of British Virgin Islands;

10.	Axilight AA6_LH1 International L.P, a company incorporated under the Laws of Cayman Islands.

SCHEDULE 1

SCHEDULE 2

NOTICES

***

EXHIBIT A

DEFINITIONS

For purposes of this Agreement, capitalized terms shall have the meanings set forth in this Exhibit A.

1.	The term “Additional Equity Securities” has the meaning set forth in the Articles.

2.	The term “Additional Notice” has the meaning ascribed to such term in Section 6.2(c)(iii).

3.

The term “Affiliate” means, with respect to a Person (as defined below), any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation any general partner, officer or director of such Person, and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person, and the term “affiliated” has the meaning correlative to the foregoing.

4.

The term “Associate” means, with respect to a natural person, (1) any corporation or organization (other than the Group Companies) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, or (3) any relative or spouse of such person.

5.	The term “Agreement” has the meaning ascribed to such term in the Preamble to this Agreement.

6.	The term “Articles” means the Company’s Ninth Amended and Restated Memorandum and Articles of Association, as amended from time to time.

7.	The term “Axilight” means Axilight AA6_LH1 International L.P.

8.	The term “BHG” means LH Flash L.P.

9.	The term “Board” or “Board of Directors” means the Company’s Board of Directors.

10.	The term “Business” means the principal business as presently engaged in by the Group Companies of providing the express delivery services through the internet or mobile internet.

11.

The term “Business Day” means any day, other than a Saturday, Sunday or other day on which the commercial banks in Beijing or Hong Kong are authorized or required to be closed for the conduct of regular banking business.

12.	The term “CAC” means the Cyberspace Administration of China.

EXHIBIT A

13.

The term “Cause” means any of the following: (i) conviction of any criminal conduct; (ii) gross negligence or willful misconduct, which materially and adversely affects to the operation or reputation of any Group Company; (iii) any material breach of the employment agreement and proprietary information, confidentiality, and non-competition agreement, or (iv) the Founder’s participation, assist, advisement, consultation, being concerned with, being engaged or interested in, any business, whether in corporate, proprietorship or partnership form or otherwise, that directly competes with the business related to the express delivery services through the internet or mobile internet.

14.

The term “Circular 37” means the Circular 37, issued by SAFE on July 7, 2014, titled “Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Financing and Round Trip Investment via Special Purpose Companies,” effective as of July 4, 2014, and any implementation, successor rule or regulation under the PRC Laws.

15.	The term “Class A Ordinary Shares” means Class A ordinary shares of the Company of a par value of US$0.001 per share.

16.	The term “Class B Ordinary Shares” means Class B ordinary shares of the Company of a par value of US$0.001 per share.

17.	The term “Company” has the meaning ascribed to it in the Preamble to this Agreement.

18.	The term “Company Option Period” has the meaning ascribed to such term in Section 6.2 (b).

19.

The term “Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; the terms “Controlling” and “Controlled” have meanings correlative to the foregoing

20.

The term “Control Documents” means the following set of agreements with respect to the Domestic Company: Exclusive Technology Consulting and Service Agreement, Equity Pledge Agreement, Share Option Agreements, Operating Agreement, Power of Attorney, and Spouse Consent (if applicable).

21.	The term “Conversion Shares” means Class A Ordinary Shares issued or issuable upon conversion of any Preferred Shares.

22.	The term “Co-Sale Eligible Shares” has the meaning ascribed to such term in Section 6.3(a).

23.	The term “Co-Sale Closing” has the meaning ascribed to such term in Section 6.3(b).

24.	The term “Co-Sale Investor” or “Co-Sale Investors” has the meaning ascribed to such term in Section 6.3(a)

25.	The term “Co-Sale Period” has the meaning ascribed to such term in Section 6.3(a).

EXHIBIT A

26.	The term “CSRC” means the China Securities Regulatory Commission.

27.

The term “De-SPAC Transaction” means a direct or indirect business combination of the Company with a publicly-listed special purpose acquisition company, targeted acquisition company or any other publicly traded entity, or any other transaction, as a result of which the Company or a listing vehicle that holds the business of the Group Companies becomes or remains listed on a recognized regional or national securities exchange in the United States or Hong Kong or Shanghai Stock Exchange, Shenzhen Stock Exchange, or any other exchange in any other jurisdiction (or any combination of such exchanges and jurisdictions) acceptable to the Majority Preferred Holders.

28.	The term “Domestic Company” has the meaning ascribed to such term in the Preamble to this Agreement.

29.

The term “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any comparable Laws of any other jurisdiction in which the Company’s Shares are subject to regulation.

30.	The term “Exercise Notice” has the meaning ascribed to such term in Section 6.2(c)(ii).

31.

The term Form F-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

32.	The term “Fully-Exercising Holder” has the meaning ascribed to such term in Section 4.1(b).

33.	The term “Founders” means the Persons named on Part II of Schedule 1 hereto and the respective transferees of such Persons’ Shares pursuant to Section 6 hereof.

34.

The term “Governmental Authority” means the government of any nation, province, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance.

35.

The term “Group Companies” means the Company, the HK Co, the WFOE, the Domestic Company, and any other direct or indirect Subsidiary of any of the foregoing entities collectively, and the Group Company means any one of them.

36.	The term “Hearst” means Hearst Ventures, Inc.

37.	The term “HK Co” has the meaning ascribed to it in the Preamble to this Agreement.

38.	The term “HKIAC” has the meaning ascribed to such term in Section 8.9(b).

39.

The term “Holder” means, for purposes of Exhibit B, any Person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under Exhibit B have been duly assigned in accordance with this Agreement.

EXHIBIT A

40.	The term “Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

41.

The term “Immediate Family Member” means a child, stepchild, grandchild, parent, step-parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a Person referred to herein.

42.	The term “Initiating Holders” means, collectively, any Holders who properly initiate a registration request under this Agreement.

43.	The term “Investor” or “Investors” has the meaning ascribed to such term in the Preamble to this Agreement.

44.	The term “Investor Notice Period” has the meaning ascribed to such term in Section 6.2(c)(ii).

45.	The term “Investor Overallotment Notice Period” has the meaning ascribed to such term in Section 6.2(c)(iii).

46.	The term “Investor Right of First Refusal” has the meaning ascribed to such term in Section 6.2(c) (i).

47.

The term “IPO” means either (i) the first underwritten public offering of the Class A Ordinary Shares of the Company (or a listing vehicle that holds the business of the Group Companies) (or depositary receipts or depositary shares thereof) and listing on an internationally-recognized securities exchange or (ii) a De-SPAC Transaction, in each case as approved in accordance with the terms of this Agreement and the Articles of the Company.

48.	The term “Key Holder” has the meaning set forth in the Preamble.

49.	The term “Liquidation Event” has the meaning ascribed to such term in Section 1(b) of Schedule A of the Articles of the Company.

50.	The term “Law(s)” means any constitutional provision, statute or other law, rule, regulation of any jurisdiction.

51.	The term “Majority Ordinary Holders” shall mean the holders of more than fifty percent (50%) of the outstanding Ordinary Shares.

52.	The term “Majority Preferred Holders” shall mean holders of more than fifty percent (50%) of all outstanding Preferred Shares voting together.

53.	The term “Non-Selling Investor” or “Non-Selling Investors” has the meaning ascribed to such term in Section 6.2(c)(i).

54.	The term “Offer Notice” has the meaning ascribed to such term in Section 4.1(a).

55.	The term “Offered Securities” has the meaning ascribed to such term in Section 4.1.

EXHIBIT A

56.

The term “on an as converted basis” shall mean assuming the conversion, exercise and exchange of all securities, directly or indirectly, convertible, exercisable or exchangeable into or for Class A Ordinary Shares, including without limitation the Preferred Shares and Class B Ordinary Shares.

57.	The term “Ordinary Holders” shall mean the direct or indirect holders of the outstanding Ordinary Shares.

58.	The term “Ordinary Shares” means Class A Ordinary Shares and Class B Ordinary Shares.

59.	The term “Ordinary Share Directors” has the meaning ascribed to such term in Section 5.1.

60.	The term “Overallotment Exercise Notice” has the meaning ascribed to such term in Section 6.2(c) (iii).

61.	The term “Overallotment Participant” or “Overallotment Participants” has the meaning ascribed to such term in Section 6.2(c) (iii).

62.	The term “Overallotment Shares” has the meaning ascribed to such term in Section 6.2(c) (iii).

63.	The term “Parties” shall mean the parties to this Agreement, as set forth in the Preamble.

64.	The term “Person” means any natural person, firm, partnership, association, corporation, company, trust, public body or government.

65.	The term “PFIC” has the meaning ascribed to such term in Section 3.3(a).

66.	The term “PRC” means the People’s Republic of China, which for purposes of this Agreement excludes Hong Kong, the Macau Special Administrative Region and Taiwan.

67.	The term “PRC Companies” means the WFOE and the Domestic Company, and “PRC Company” means either one of them.

68.

The term “Preferred Shares” shall mean the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series C-1 Preferred Shares, Series C-2 Preferred Shares, Series D-1 Preferred Shares and Series D-2 Preferred Shares.

69.	The term “Prior Shareholders’ Agreement” has the meaning ascribed to it in the Recitals to this Agreement.

70.	The term “Proposed Transfer” has the meaning ascribed to such term in Section 6.2(a) .

71.	The term “Proposed Transfer Notice” has the meaning ascribed to such term in Section 6.2(c).

EXHIBIT A

72.	The term “Prospective Transferee” means any Person to whom a Founder proposes to make a Proposed Transfer.

73.	The term “QEF Election” has the meaning ascribed to such term in Section 3.3(a).

74.

The term “Qualified IPO” means either (i) a firm commitment underwritten registered public offering by the Company (or a listing vehicle that holds the business of the Group Companies) (or depositary receipts or depositary shares thereof) of its Class A Ordinary Shares on a recognized regional or national securities exchange in the United States or Hong Kong or Shanghai Stock Exchange, Shenzhen Stock Exchange, or any other exchange in any other jurisdiction (or any combination of such exchanges and jurisdictions) acceptable to the Majority Preferred Holders with pre-offering valuation (on a fully diluted basis) of the Company not less than US$1,000 million (or any other currency of equivalent value) or (ii) a De-SPAC Transaction that implies a pre-combination valuation (on a fully diluted basis) of the Company (or a listing vehicle that holds the business of the Group Companies) of not less than US$1,000 million (or any other currency of equivalent value).

75.	The term “Refused Securities” has the meaning ascribed to such term in Section 4.1(c)

76.

The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement which is in a form which complies with, and is declared effective by the SEC in accordance with, the Securities Act.

77.

The term “Registrable Securities” means: (1) any Class A Ordinary Shares of the Company issued or issuable pursuant to conversion of any Preferred Shares, (2) any Ordinary Shares of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares, and (3) any other Ordinary Shares owned or hereafter acquired by an Investor. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a Person in a transaction in which rights under Exhibit B are not assigned in accordance with this Agreement and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

78.

The term “Registrable Securities then Outstanding” means the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

79.

The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2, 3 and 4 of Exhibit B, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of one (1) counsel for the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

EXHIBIT A

80.	The term “Right of Co-Sale” means the right, but not an obligation, of an Investor to participate in a Proposed Transfer on the terms and conditions specified in the Proposed Transfer Notice.

81.	The term “SAFE” means the State Administration of Foreign Exchange of the PRC.

82.	The term “Sale of the Company” shall have the meaning ascribed to such term in Section 5.4.

83.	The term “SEC” means the United States Securities and Exchange Commission, or comparable regulatory authority in any other jurisdiction having oversight over the trading of the Company’s Shares.

84.	The term “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act (or comparable Laws in a jurisdiction other than the United States).

85.	The term “SEC Rule 144(k)” means Rule 144(k) promulgated by the SEC under the Securities Act (or comparable Laws in a jurisdiction other than the United States).

86.	The term “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act (or comparable Laws in a jurisdiction other than the United States).

87.

The term “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, (or comparable Laws in a jurisdiction other than the United States).

88.	The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2, 3 and 4 of Exhibit B.

89.	The term “Selling Shareholder” has the meaning ascribed to such term in Section 5.4(b).

90.	The term “Series A Investor” has the meaning ascribed to it in the Preamble to this Agreement.

91.	The term “Series A Preferred Shares” shall mean the series A preferred shares of the Company par value US$0.0001 each.

92.	The term “Series B Investor” or “Series B Investors” has the meaning ascribed to it in the Preamble to this Agreement.

93.	The term “Series B Preferred Shares” means the Series B preferred shares of the Company par value US$0.0001 each.

94.	The term “Series C Investor” or “Series C Investors” has the meaning ascribed to it in the Preamble to this Agreement.

95.	The term “Series C Preferred Shares” means the Series C preferred shares of the Company par value US$0.0001 each.

EXHIBIT D

96.	The term “Series C-1 Investor” or “Series C-1 Investors” has the meaning ascribed to it in the Preamble to this Agreement.

97.	The term “Series C-1 Preferred Shares” means the Series C-1 preferred shares of the Company par value US$0.0001 each.

98.	The term “Series C-2 Investor” has the meaning ascribed to it in the Preamble to this Agreement.

99.	The term “Series C-2 Preferred Shares” means the Series C-2 preferred shares of the Company par value US$0.0001 each.

100.	The term “Series D-1 Investor” has the meaning ascribed to it in the Preamble to this Agreement.

101.	The term “Series D-1 Preferred Shares” means the Series D-1 preferred shares of the Company par value US$0.0001 each.

102.	The term “Series D-2 Investor” has the meaning ascribed to it in the Preamble to this Agreement.

103.	The term “Series D-2 Preferred Shares” means the Series D-2 preferred shares of the Company par value US$0.0001 each.

104.	The term “Shareholder” shall mean each of the holders of the Company’s Ordinary Shares and/or Preferred Shares.

105.

The term “Shares” means (i) Ordinary Shares (whether now outstanding or hereafter issued in any context), (ii) Class A Ordinary Shares issued or issuable upon conversion of the Preferred Shares and (iii) Ordinary Shares issued or issuable upon exercise or conversion, as applicable, of share options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Founder, any Angel, any Investor, or their respective successors or permitted transferees or assigns.

106.	The term “Shunwei” means Shunwei Growth III Limited.

107.	The term “SIG” means SIG China Investments Master Fund IV, LLLP.

108.

The term “Subsidiary” or “Subsidiaries” means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person: (1) more than 50% of whose shares or other interests entitled to vote in the election of directors or (2) more than a fifty percent (50%) interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with GAAP, or (iii) any Person with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary. For the avoidance of doubt, the Subsidiaries of the Company shall include the Group Companies.

EXHIBIT A

109.	The term “Super Majority Ordinary Holders” shall mean the holders of at least two thirds (2/3) of the outstanding Ordinary Shares.

110.

The term “Super Majority Preferred Holders” shall mean the holders of at least two thirds (2/3) of the then issued and outstanding Preferred Shares including any Conversion Shares (which shall include the holders of at least two thirds (2/3) of the then issued and outstanding Series C Preferred Shares including any Conversion Shares).

111.	The term “Tiantu” means Tiantu China Consumer Fund I, L.P..

112.	The term “Transfer” has the meaning ascribed to such term in Section 6.1(a).

113.	The term “Transfer Shares” has the meaning ascribed to such term in Section 6.2(a).

114.	The term “Transferor” has the meaning ascribed to such term in Section 6.2(a).

115.	The term “United States Person” means any Person described in Section 7701(a)(30) of the Internal Revenue Code.

116.	The term “US$” means the United States dollar, the lawful currency of the United States of America.

117.	The term “U.S. Investor” means (A) any Investor that is a United States Person and (B) any Investor, one or more of the owners of which are, or controlled by, United States Persons.

118.

The term “Violation” means losses, claims, damages, or liabilities (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act or other applicable Laws of the United States or other relevant jurisdictions, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by any other party hereto, of the Securities Act, the Exchange Act, any state securities Law or any rule or regulation promulgated under the Securities Act, the Exchange Act, any state securities Law, or other applicable Laws of the United States or other relevant jurisdictions.

119.	The term “WestSummit” means WestSummit Global Technology Fund, L.P..

120.	The term “WFOE” has the meaning ascribed to it in the Preamble to this Agreement.

EXHIBIT A

EXHIBIT B

REGISTRATION RIGHTS

1.	Applicability of Rights; Non-U.S. Registrations.

1.1

The Holders shall be entitled to the following rights with respect to any potential public offering of the Company’s Class A Ordinary Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of Company securities in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

1.2

For purposes of this Agreement and Exhibit B, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. Law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and Laws of and equivalent Governmental Authority in the applicable non-U.S. jurisdiction.

2.	Demand Registration.

2.1	Request by Holders.

If the Company shall, at any time after the earlier of (i) the fourth anniversary after March 22, 2021 or (ii) following the taking effect of a registration statement for a Qualified IPO, receive a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least thirty percent (30%) of the Registrable Securities pursuant to this Section 2, (or any lesser percentage if the anticipated gross receipts from the offering are to exceed US$5,000,000) then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2 or Section 4 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 3, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.2(b) or 3.2(b).

EXHIBIT B

2.2	Underwriting.

(a)

If the Holders initiating the registration request under this Section 2 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company.

(b)

Notwithstanding any other provision of this Section 2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated (i) first, to the Investors on a pro rata basis according to the number of Registrable Securities then outstanding held by the Investors requesting registration and (ii) then, to the other Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each such Holder requesting registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company or any Subsidiary of the Company; provided further, that at least twenty-five percent (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

2.3	Maximum Number of Demand Registrations.

The Company shall not be obligated to effect more than two (2) such registrations pursuant to this Section 2, provided that, if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such registration, such registration shall not be deemed to constitute one (1) of the registration rights granted pursuant to this Section 2; provided further that, the registration pursuant to Section 3 or Section 4 shall not be deemed to constitute one (1) of the registration rights granted pursuant to this Section 2.

EXHIBIT B

2.4	Deferral.

Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2, a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than twice in any consecutive twelve (12) month period; provided further, that the Company shall not register any other of its shares during such ninety (90) day period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

3.	Piggyback Registrations.

3.1

The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2 or Section 4 or relating to any employee benefit plan or a corporate reorganization) and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

3.2	Underwriting.

(a)

If a registration statement under which the Company gives notice under this Section 3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting.

EXHIBIT B

(b)

Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Investors requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Investor, third, to the other Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder and fourth, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company (or any Subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded, unless otherwise approved by the holders of a majority of the Registrable Securities. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

3.3	Not Demand Registration.

Registration pursuant to this Section 3 shall not be deemed to be a demand registration as described in Section 2 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.

4.	Form F-3 Registration.

In case the Company shall receive from any Holder or Holders of a majority of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 (or an equivalent registration in a jurisdiction outside of the United States) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

4.1	Notice.

Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

EXHIBIT B

4.2	Registration.

As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 4.1; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4:

(a)	if Form F-3 is not available for such offering by the Holders;

(b)

if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$1,000,000;

(c)

if the Company shall furnish to the Holders a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any consecutive twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 4; provided that the Company shall not register any of its other shares during such sixty (60) day period;

(d)

if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.2 and 3.2;

(e)	if the Company has, within the twelve (12) month period preceding the date of such request, already effected two Form F-3 registrations; or

(f)

in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

4.3	Not a Demand Registration.

Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 4.

EXHIBIT B

4.4	Underwriting.

If the Holders of Registrable Securities requesting registration under this Section 4 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.2 shall apply to such registration.

5.	Expenses.

All Registration Expenses incurred in connection with any registration pursuant to Sections 2, 3 or 4 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2, 3 or 4 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration due to reasons of the Company and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.

6.	Obligations of the Company.

Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

6.1	Registration Statement.

Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

EXHIBIT B

6.2	Amendments and Supplements.

Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

6.3	Prospectuses.

Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

6.4	Blue Sky.

Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky Laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

6.5	Underwriting.

In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

6.6	Notification.

Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

6.7	Opinion and Comfort Letter.

Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and (ii) letters dated as of (1) the effective date of the registration statement covering such Registrable Securities and (2) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

EXHIBIT B

7.	Furnish Information.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2, 3 or 4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

8.	Indemnification.

In the event any Registrable Securities are included in a registration statement under Sections 2, 3 or 4:

8.1	By the Company.

To the extent permitted by Laws and the Articles, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other United States federal or state Laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(a)

any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(b)	the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(c)

any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities Law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any United States federal or state securities Law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling Person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or any partner, officer, director, counsel, underwriter or controlling Person of such Holder.

EXHIBIT B

8.2	By Selling Holders.

To the extent permitted by Laws, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling Person, underwriter or other such Holder, partner or director, officer or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, underwriter or other Holder, partner, officer, director or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall any indemnity under this Section 8.2 exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

8.3	Notice.

Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnified party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 8 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

EXHIBIT B

8.4	Contribution.

In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 8; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related Persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying Party and of the indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying Party or by the indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8.5	Survival.

The obligations of the Company and Holders under this Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

EXHIBIT B

9.	No Registration Rights to Third Parties.

Without the prior written consents of the Holders of a majority in interest of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Exhibit B, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

10.	Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Class A Ordinary Shares, the Company agrees to:

10.1

Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

10.2

File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

10.3

So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

EXHIBIT B

11.	Market Stand-Off.

Each Shareholder agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to Affiliates permitted by Laws) without the prior written consent(s) of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. The foregoing provision of this Section 11 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all officers, directors and holders of one percent (1%) or more of the Company’s outstanding share capital enter into similar agreements, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to a Qualified IPO a market stand-off agreement containing substantially similar provisions as those contained in this Section 11.

EXHIBIT B

EXHIBIT C

FORM OF ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT is made the ______ day of _______, by and between BingEx Limited (the “Company”); and <_______> (the <“New Investor”><“New Shareholder”>).

The Company and the New Investor shall be referred to collectively as the Parties.

WHEREAS

(A)

As of [], the Company, certain existing shareholders of the Company and certain other parties entered into a Tenth Amended and Restated Shareholders’ Agreement (the “Shareholders’ Agreement”), attached hereto as Exhibit A.

(B)

The <New Investor><New Shareholder> wishes to acquire an aggregate of ______ <Class A Ordinary Shares> <Class B Ordinary Shares> <Series A Preferred Shares> <Series B Preferred Shares> <Series C Preferred Shares> <Series C-1 Preferred Shares> <Series C-2 Preferred Shares> <Series D-1 Preferred Shares><Series D-2 Preferred Shares> (as defined in the Shareholders Agreement) in the capital of the Company and in accordance with the Shareholders’ Agreement has agreed to enter into this Assumption Agreement (the “Assumption Agreement”).

(C)	The Company is entering into this Assumption Agreement on behalf of itself and as agent for all the existing Shareholders of the Company.

NOW, THEREFORE, the Parties hereby agree as follows:

1.	INTERPRETATION

In this Assumption Agreement, except as the context may otherwise require, all words and expressions defined in the Shareholders’ Agreement shall have the same meanings when used herein.

2.	COVENANT

The <New Investor> < New Shareholder > hereby covenants to the Company as trustee for all other persons who are at present or who may hereafter become bound by the Shareholders’ Agreement, and to the Company itself, to adhere to and be bound by all the duties, burdens and obligations of an party holding <Class A Ordinary Shares> <Class B Ordinary Shares> <Series A Preferred Shares> <Series B Preferred Shares> <Series C Preferred Shares> <Series C-1 Preferred Shares> <Series C-2 Preferred Shares> <Series D-1 Preferred Shares> <Series D-2 Preferred Shares> imposed pursuant to the provisions of the Shareholders’ Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the <New Investor> < New Shareholder > had been an original party to the Shareholders’ Agreement as a <Investor> <Founder> <Founder Entity> <Angel> <Series A Investor> <Series B Investor> <Series C Investor> <Series C-1 Investor> <Series C-2 Investor> <Series D-1 Preferred Shares> <Series D-2 Preferred Shares>since the date thereof.

EXHIBIT C

3.	ENFORCEABILITY

Each existing Investor, Founder and the Company shall be entitled to enforce the Shareholders’ Agreement against the <New Investor> < New Shareholder >, and the <New Investor> < New Shareholder > shall be entitled to all rights and benefits of a <Investor> <Founder> <Founder Entity> <Angel> <Series A Investor> <Series B Investor> <Series C Investor> <Series C-1 Investor> <Series C-2 Investor><Series D-1 Preferred Shares> <Series D-2 Preferred Shares> under the Shareholders’ Agreement in each case as if such <New Investor> < New Shareholder > had been an original party to the Shareholders’ Agreement since the date hereof.

4.	GOVERNING LAW

This Assumption Agreement shall be governed by and construed under the Laws of Hong Kong, without regard to principles of conflicts of law thereunder.

5.	COUNTERPARTS

This Assumption Agreement may be signed in any number of counterparts which together shall form one and the same agreement.

6.	FURTHER ASSURANCE

Each party agrees to take all such further action as may be reasonably necessary to give full effect to this Assumption Agreement on its terms and conditions.

7.	HEADINGS

The headings used in this Assumption Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Reminder of page intentionally left blank]

EXHIBIT C

IN WITNESS whereof the parties have executed and delivered this Assumption Agreement on the day and year first hereinbefore mentioned.

COMPANY:	BingEx Limited

By:
Name:
Capacity:

Address:
Fax:

<NEW INVESTOR:>	<_______>
< NEW SHAREHOLDER:>

By:
Name:
Title:

[SIGNATURE PAGE TO ASSUMPTION AGREEMENT]

EXHIBIT C

EXHIBIT D

LIST OF COMPETITORS

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EXHIBIT D